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EXHIBIT 99.1

Certification of Chief Executive Officer of Miracor Diagnostics, Inc.

In connection with the annual report of Miracor Diagnostics, Inc. (the "Company") on Form 10-KSB for the fiscal year ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, M. Lee Hulsebus, Chairman and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

(1)      the Report fully complies with the requirements of Section 13(a) or
         Section 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 28, 2003.

/s/ M. Lee Hulsebus
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M. Lee Hulsebus
Chairman and Chief Executive Officer
Miracor Diagnostics, Inc.